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                                                                    EXHIBIT 99.1

PRESS RELEASE

SOURCE: S1 Corporation

S1 CORPORATION ANNOUNCES THIRD QUARTER RESULTS; REVENUE OF $64.4 MILLION AND EBITDA LOSS OF $0.23 PER SHARE

HIGHLIGHTS: * THIRD QUARTER REVENUES OF $64.4 MILLION INCREASED 160% OVER THIRD QUARTER 1999 AND 9% OVER SECOND QUARTER 2000. * TOTAL GROSS MARGIN OF $28.3 MILLION IMPROVED 194% OVER THIRD QUARTER 1999 AND 8% OVER SECOND QUARTER 2000. * EXCLUDING MERGER-RELATED COSTS AND CERTAIN NON-CASH CHARGES, EBITDA TOTALED $(12.6) MILLION OR $(0.23) PER SHARE IN THE THIRD QUARTER 2000. * S1 DATA CENTER END USERS TOTALED 722,000 AT THE END OF SEPTEMBER 2000, UP 343% OVER THIRD QUARTER 1999 AND UP 31% OVER SECOND QUARTER 2000. * CASH AND INVESTMENT SECURITIES TOTALED $220.5 MILLION AT END OF THE QUARTER. * MORE THAN 950 FINANCIAL INSTITUTIONS NOW USING S1 SOFTWARE PRODUCTS. * TOTAL END USERS OF S1 PRODUCTS NOW ESTIMATED AT OVER 4.75 MILLION.

ATLANTA, Nov. 7 /PRNewswire/ -- S1 Corporation (Nasdaq: SONE - news), a leading global provider of eFinance software and services, reported revenues of $64.4 million for the quarter ended September 30, 2000, a 160% increase over the $24.8 million recorded for the prior year quarter. Excluding merger- related and certain non-cash charges, the Company posted an EBITDA (earnings before interest, taxes, depreciation and amortization) loss of $12.6 million or $0.23 per share.

Software license revenues in the third quarter were $14.6 million, or 545% higher than the prior year quarter. Professional services revenues increased to $42.2 million in the third quarter 2000, a 186% increase over the prior year quarter. Data Center revenues of $5.8 million in the third quarter were 179% above the third quarter 1999. The Company recorded a 31% increase over the second quarter in the number of end users processed through S1 Data Centers, an increase of 343% over the third quarter 1999. As of September 30, 2000, the total number of end users in S1 Data Centers was 722,000.

"We are excited about our direction at S1. After successfully integrating five companies in the last year, we have channeled our energies into the core eFinance platforms that enable our customers to differentiate their products in the financial services marketplace," said James
S. Mahan III, CEO of S1 Corporation. "Large financial services companies are focused on wealth management and demand the control and flexibility afforded by S1's multi- operating system Consumer Suite platform. Smaller financial services companies demand the packaged and simple solutions that our community bank products provide. S1 is strategically positioned to meet those needs and our third quarter results affirm S1's leadership position in the marketplace."


    Financial Summary:
    (In thousands, except per share amounts)
                                                           Third Quarter
                                                        2000           1999
    Revenues                                         $64,379        $24,799
    Direct costs                                      36,064         15,167
    Gross margin ($)                                 $28,315         $9,632
    EBITDA(1)                                       $(12,625)          $(33)
    EBITDA per share(1)                               $(0.23)        $(0.00)
    Gross margin (%)                                     44%            39%

    (1) Excludes merger-related cost and stock option compensation expense.

During the third quarter, the $64.4 million in revenues were derived from the following sources:

                                      Third Quarter 2000
    Segment      Licenses     Services  Data Center        Other       Total
    Large Financial
     Institutions  $5,048      $36,672       $4,845       $1,798     $48,363
    Community Bank  3,268        1,462          385                    5,115
    Call Center
     Technology     6,270        4,072                                10,342
    Account
     Aggregation                                559                      559
    Total         $14,586      $42,206       $5,789       $1,798     $64,379

                                    Contribution by Segment(2)
    Segment                              Q1              Q2            Q3
    Large Financial Institutions   $ (6,668)       $ (4,221)        $ 418
    Community Bank                                    1,811         1,153
    Call Center Technology            1,342           1,906           742
    Account Aggregation              (3,054)         (2,619)       (4,588)

     (2) Segment gross margin less sales and marketing and product development expenses.

"We are pleased with the sequential growth in S1's revenues and the continued gross margin growth of our core large financial institutions segment, said Robert F. Stockwell, CFO of S1 Corporation. "S1 maintained a gross margin of 44% across the company as a whole. Our large financial institution segment contribution before G&A improved from a negative $6.7 million in the first quarter of this year to a positive $418 thousand in the third quarter. The gross margin in the segment also improved from 29% at the beginning of the year to 36% in the third quarter."

The Company's gross margin for the third quarter 2000 was $28.3 million, or 44%. This equates to a gross margin on par with last quarter of 44%. The Company's software license margin was 92% and remained the same as in the second quarter of 2000. As the demand for S1 services continued to grow, the professional services margin increased to 33% in the third quarter. S1's Data Center revenues increased to $5.8 million and the gross margin was 15%.
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In the third quarter 2000, S1 incurred a net loss of $136.1 million, or $2.46 per share, compared to a net loss of $2.7 million, or $0.10 per share, for the third quarter 1999. The third quarter loss includes $125.3 million or $2.23 per share of merger-related costs, stock option compensation expense and other non-cash charges. At the end of the third quarter, the Company had cash and marketable securities of $220.5 million available to fund operations.

    Business Activity Highlights:
    * Five S1 customers agreed to migrate to the new version of the S1 Consumer Suite providing integrated banking, brokerage and insurance applications. Of these five, Michigan National is currently live, and Principal Bank is scheduled to go live within the next few weeks.

    * S1 expanded its global footprint by completing the initial development of its world wide data center facilities in the United Kingdom and Singapore. Additionally, S1 completed the deployment of its applications at OCBC's direct bank, finatiQ, based in Singapore.

    * In extending its platform to other operating systems, S1 significantly advanced the port of its Consumer Suite to the IBM 390 Enterprise Server environment, which is optimally designed to take advantage of large volumes of transactions. S1's implementation teams are working closely with a large international bank to be the first in production on this platform early next year.

    * In a further extension of S1's capabilities, S1 Development Labs completed the initial port of the S1 Consumer Suite to the Microsoft Windows NT environment, and expects to fully port the applications to Microsoft Windows 2000 next year.

    * S1 entered into a global agreement with Aether Systems and its European venture, SILA Communications, to be the first to provide wireless-enabled applications, called Mobile eFinance, through data centers that are equipped to handle virtually any carrier and any device, enabling institutions to more easily support a broad base of wireless users. These applications are scheduled to be available in the fourth quarter of 2000.

    * S1 joined forces with Citibank, Wells Fargo, Enron, and I2 Technologies to streamline payments processing for business-to-business e-commerce with the formation of FinancialSettlementMatrix.com.

About S1 Corporation

S1 (Nasdaq: SONE - news), the pioneer of Internet banking, is a leading global provider of innovative eFinance solutions and services that are centered on banking, brokerage and insurance. S1 is enabling financial service providers to create a complete Enterprise eFinance Experience by delivering the tools necessary to meet the evolving demands of their customers across various lines of businesses, market segments and delivery channels. Through its Open eFinance Architecture, S1 offers a broad range of applications that empower financial institutions to increase revenue, strengthen customer relationships and gain competitive advantage. Additionally, through the Company's professional services organization, S1 applications can be implemented in- house or hosted in an S1 Data Center. Additional information about S1 is available at http://www.s1.com.

The Company will hold a conference call to discuss third quarter 2000 results at 5:00 PM EST on
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November 7, 2000. Simultaneous to the call, management's presentation will be available on the Web at www.s1.com/Q3. S1 will also broadcast the call over the Internet at VCall and Yahoo Finance.

    To listen to the conference call, go to VCall:
   http://www.vcall.com/NASApp/VCall/EventPage?Accept=C&ID=3339

    Or Yahoo Finance:
   http://webevents.broadcast.com/financecalls/event/index.asp?EarningsID=1882

Forward-Looking Statements

This press release includes statements and other matters which are forward-looking and subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations. The statements contained in this release that are forward-looking are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include, but are in no way limited to:

    * the possibility that the anticipated benefits from our acquisition transactions will not be fully realized;
    * the possibility that costs or difficulties related to our integration of acquisitions will be greater than expected;
    * our dependence on the timely development, introduction and customers acceptance of new internet services;
    * rapidly changing technology and shifting demand requirements and internet usage patterns;
    * other risks and uncertainties, including the impact of competitive services, products and prices, the unsettled conditions in the internet and other high-technology industries and the ability to attract and retain key personnel; and
    * other risk factors as may be detailed from time to time in our public announcements and filings with the SEC, including the Company's annual report on Form 10-K for the year ended December 31, 1999.

In addition, nothing in the press release should be viewed as an update or comment on earlier forward looking statements provided by S1 Corporation. As noted above, because actual results, performance or developments may differ materially from forward-looking statements, S1 will not update such statements over the course of future periods.

                                 S1 CORPORATION
                      Consolidated Statements of Operations
                 (Dollars in thousands, except share, per share,
                         end-user and per end-user data)
                                   (Unaudited)

                 09/30/1999   12/31/1999   03/31/2000   06/30/2000  09/30/2000
    Revenues:
     Software
      licenses     $2,260      $12,152      $10,719     $15,330      $14,586
     Professional
      services     14,769       23,030       34,382      37,230       42,206
     Data center    2,072        3,195        3,507       5,317        5,789
     Other          5,698        2,039        1,761       1,207        1,798
      Total
       revenues    24,799       40,416       50,369      59,084       64,379


    Direct costs:
     Software
      licenses         99          311        1,521       1,226        1,136
     Professional
      services      8,480       16,461       25,884      25,865       28,471
     Data center    2,163        3,129        3,352       4,806        4,915
     Other          4,425        2,010        1,594       1,084        1,542
      Total direct
       costs       15,167       21,911       32,351      32,981       36,064
      Gross margin  9,632       18,505       18,018      26,103       28,315

    Operating expenses:
     Selling and
      marketing     1,153        8,763       11,406      13,396       13,666
     Product
      development   5,221       10,055       14,992      15,830       16,924
     General and
      admini-
      strative      3,291        6,928        9,351      11,451       10,350
     Depreciation
      and
      amortization  1,465        2,998        3,404       6,129        6,536
     Stock option
      compensation
      expense         107          797        1,125       1,599        1,333
     Marketing cost
      from warrants
      issued           --          715        4,600         362           --
     Merger related
      costs         1,851        6,643        6,814       6,344        5,055
     Acquired
      in-process
      research and
      development      --       59,300           --      14,100           --
     Amortization
      of acquisition
      intangibles      --       40,000       77,127     112,386      112,360
      Total
       operating
       expenses    13,088      136,199      128,819     181,597      166,224
    Operating
     loss          (3,456)    (117,694)    (110,801)   (155,494)    (137,909)
    Interest and
     investment
     income           777          706       35,593       2,498        1,809
    Net loss      $(2,679)   $(116,988)    $(75,208)  $(152,996)   $(136,100)

    EBITDA (A)       $(33)     $(7,241)    $(17,731)   $(14,574)    $(12,625)

    EBITDA per
     share (A)$    $(0.00)      $(0.19)      $(0.35)     $(0.27)      $(0.23)
    Loss per
     common share
     from
     depreciation,
     amortization,
     other charges
     and interest
     and investment
     income         (0.10)       (2.86)       (1.14)      (2.55)       (2.23)


     Net loss
      per common
      share        $(0.10)      $(3.05)      $(1.49)     $(2.82)      $(2.46)

    Weighted
     average
     common
     shares
     out-
     standing  27,628,446   38,339,221   50,456,210  54,167,563   55,389,682
    Common
     shares
     outstanding
     at end of
     period    27,701,489   48,831,243   51,163,353  54,988,454   55,868,136

    Gross margin percentages:
     Software
      licenses         96%          97%          86%         92%          92%
     Professional
      services         43%          29%          25%         31%          33%
     Data center       (4%)          2%           4%         10%          15%
     Other             22%           1%           9%         10%          14%
     Gross margin
      before other
      revenue          39%          46%          36%         44%          44%

     Data center
      revenue per
      quarterly
      average end
      -users       $14.52       $15.45       $12.43      $11.04        $9.09

    Number of
     data center
     end-users    163,000      226,000      412,000     552,000      722,000
    Number of
     data center
     end-user
     accounts     254,000      347,000      570,000     709,000      864,000

    (A) Excludes merger related costs, stock option compensation expense, acquired in-process research and development and marketing cost from warrants issued.


                                 S1 CORPORATION
                             Selected Financial Data
                 (In thousands, except share and per share data)

                          Three Months Ended        Nine Months Ended
                             September 30,             September 30,
                          2000         1999         2000         1999
    Revenues:
     Software
      licenses         $14,586       $2,260      $40,635       $6,898
     Professional
      services          42,206       14,769      113,818       33,402
     Data center         5,789        2,072       14,613        5,663
     Other               1,798        5,698        4,766        6,511


      Total
       revenues         64,379       24,799      173,832       52,474

    Direct costs:
     Software
      licenses           1,136           99        3,883          331
     Professional
      services          28,471        8,480       80,220       19,866
     Data center         4,915        2,163       13,073        5,879
     Other               1,542        4,425        4,220        5,102
      Total direct
       costs            36,064       15,167      101,396       31,178
      Gross margin      28,315        9,632       72,436       21,296

    Operating expenses:
     Selling and
      marketing         13,666        1,153       38,468        3,406
     Product
      development       16,924        5,221       47,746       13,981
     General and
      administrative    10,350        3,291       31,152        6,985
     Depreciation
      and
      amortization       6,536        1,465       16,069        3,926
     Stock option
      compensation
      expense            1,333          107        4,057         321
     Marketing cost
      from warrants
      issued                --           --        4,962          --
     Merger related
      costs              5,055        1,851       18,213        2,101
     Acquired in-
      process
      research and
      development           --           --       14,100           --
     Amortization of
      acquisition
      intangibles      112,360           --      301,873          206
      Total operating
       expenses        166,224       13,088      476,640       30,926
      Operating loss  (137,909)      (3,456)    (404,204)      (9,630)
    Interest and
     investment
     income              1,809          777       39,900        1,531
    Net loss         $(136,100)     $(2,679)   $(364,304)     $(8,099)

    EBITDA per
     share (A)          $(0.23)      $(0.00)      $(0.84)      $(0.12)
    Loss per common
     share from
     depreciation,
     amortization,
     other charges and
     interest and
     investment income   (2.23)       (0.10)       (5.99)       (0.19)
     Net loss per
      common share      $(2.46)      $(0.10)      $(6.83)      $(0.31)

    Weighted average


     common shares
     outstanding    55,389,682   27,628,446   53,359,206   26,136,974
    Common shares
     outstanding
     at end of
     period         55,868,136   27,701,489   55,868,136   27,701,489


                   September 30, December 31,
                      2000           1999

    Cash and
     investment
     securities       $220,506     $130,604
    Accounts
     receivable,
     net                95,739      70,136
    Deferred
     revenue            29,399      29,752

    (A) Excludes merger related costs, stock option compensation expense, acquired in-process research and development and marketing cost from warrants issued.

SOURCE: S1 Corporation